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                                  EXHIBIT 4.12

                       FORM OF NOMINEE HOLDER CERTIFICATE

                  NOMINEE HOLDER CERTIFICATION AND REQUEST FOR ADDITIONAL RIGHTS

To the Subscription Agent:

    The undersigned hereby certifies that it is a broker-dealer registered with the Securities and Exchange Commission, a commercial bank or trust company, a securities depository or participant therein, or a nominee therefor, holding of record __________ shares of Common Stock, par value $.02 per share ("Common Stock"), of EXCO Resources, Inc. ("EXCO") on behalf of __________ beneficial owners as of the close of business on ______________, 1998 (the "Record Date") for the offering by EXCO of an aggregate of approximately 5,089,000 shares of Common Stock pursuant to transferable subscription rights (the "Rights") being distributed to record holders of shares of Common Stock, all as described in EXCO's Prospectus dated _____________, 1998 (the "Prospectus"), a copy of which the undersigned has received. As stated in the Prospectus, ten Rights are being distributed for each share of Common Stock held of record as of the close of business on the Record Date, and any fractional Right will be rounded up to the nearest whole number. The undersigned further certifies that ________ beneficial owners on whose behalf it held, as of the close of business on the Record Date, an aggregate of _______ shares of Common Stock registered in the name of the undersigned are each entitled to an additional Right in accordance with the policy stated in the Prospectus that any fractional Right to which a beneficial owner would otherwise be entitled should be rounded up to the nearest whole number. Accordingly, the undersigned requests that, upon surrender of its Subscription Certificate evidencing _________ Rights, a Subscription Certificate evidencing __________ Rights (including _________ additional Rights in lieu of fractional Rights) be issued. The undersigned further certifies that each such beneficial owner is a bona fide beneficial owner of shares of Common Stock, that such beneficial ownership is reflected on the undersigned's records and that all shares of Common Stock which, to the undersigned's knowledge, are beneficially owned by any such beneficial owner through the undersigned have been aggregated in calculating the foregoing. The undersigned agrees to provide EXCO or its designee with such additional information as EXCO deems necessary to verify the foregoing.




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                             Name of Record Holder


                             By:
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                                 Name:
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                                 Title:
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                                 Address:
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                                 Telephone Number:
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                             Date: _______________, 1998